As Filed With the Securities and Exchange Commission on June 6, 2016

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMSURG CORP.
(Exact name of registrant as specified in its charter)

Tennessee	62-1493316
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED AMSURG CORP. 2014 EQUITY AND INCENTIVE PLAN
(Full Title of Plan)

Claire M. Gulmi
AmSurg Corp.
1A Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 665-1283
(Name, address and telephone number of Registrant’s agent for service)

Copy to:

J. James Jenkins Jr., Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]

(do not check if you are a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	2,000,000	$74.62	$149,240,000.00	$15,028.47

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock ($74.62) on the NASDAQ Stock Market on May 31, 2016.

Registration of Additional Securities

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value, of AmSurg Corp., a Tennessee corporation (the “Registrant”), for the Registrant’s Amended and Restated Amsurg Corp. 2014 Equity and Incentive Plan.

Incorporation by Reference of Earlier Registration Statements

The Registration Statement on Form S-8 (Registration No. 333-197424) previously filed by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.

Item 8. Exhibits

Exhibit
Number	Description
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001)).

4.2	Second Amended and Restated Charter of AmSurg, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

4.3
Articles of Amendment to the Second Amended and Restated Charter with respect to the 5.250% Mandatory Covertible Preferred Stock, Series A-1 (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, dated July 2, 2014).

4.4	Second Amended and Restated Bylaws of AmSurg, as amended (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K, dated May 22, 2012).

4.5
Indenture, dated as of November 20, 2012, among AmSurg Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K, dated November 20, 2012).

4.6
Registration Rights Agreement, dated as of November 20, 2012, among AmSurg Corp., the subsidiary guarantors listed therein, and SunTrust Robinson Humphrey, Inc., acting on behalf of itself and as the representative of the several Initial Purchasers listed therein (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K, dated November 20, 2012).

5.1	Opinion of Bass, Berry & Sims PLC, counsel to the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 6th Day of June, 2016.

AMSURG CORP.

By:	/s/ Christopher A. Holden
Christopher A. Holden
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Christopher A. Holden and Claire M. Gulmi and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Holden	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2016
Christopher A. Holden

/s/ Claire M. Gulmi	Executive Vice President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	June 6, 2016
Claire M. Gulmi

/s/ Steven I. Geringer	Chairman of the Board	June 6, 2016
Steven I. Geringer

/s/ Thomas G. Cigarran	Director	June 6, 2016
Thomas G. Cigarran

/s/ James A. Deal	Director	June 6, 2016
James A. Deal

/s/ John T. Gawaluck	Director	June 6, 2016
John T. Gawaluck

/s/ Henry D. Herr	Director	June 6, 2016
Henry D. Herr

/s/ Joey A. Jacobs	Director	June 6, 2016
Joey A. Jacobs

/s/ Kevin P. Lavender	Director	June 6, 2016
Kevin P. Lavender

/s/ Cynthia S. Miller	Director	June 6, 2016
Cynthia S. Miller

/s/ John W. Popp, Jr., M.D.	Director	June 6, 2016
John W. Popp, Jr., M.D.

EXHIBIT INDEX

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001)).

4.2	Second Amended and Restated Charter of AmSurg, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

4.3
Articles of Amendment to the Second Amended and Restated Charter with respect to the 5.250% Mandatory Covertible Preferred Stock, Series A-1 (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, dated July 2, 2014).

4.4	Second Amended and Restated Bylaws of AmSurg, as amended (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K, dated May 22, 2012).

4.5
Indenture, dated as of November 20, 2012, among AmSurg Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K, dated November 20, 2012).

4.6
Registration Rights Agreement, dated as of November 20, 2012, among AmSurg Corp., the subsidiary guarantors listed therein, and SunTrust Robinson Humphrey, Inc., acting on behalf of itself and as the representative of the several Initial Purchasers listed therein (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K, dated November 20, 2012).

5.1	Opinion of Bass, Berry & Sims PLC, counsel to the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages to this Registration Statement).